                                                                  Exhibit 10.19


                        WORLDWIDE WEB NETWORX CORPORATION

                                AGENCY AGREEMENT



D. H. Blair Investment Banking Corp.
44 Wall Street
New York, New York 10005

                                              As of May 26, 1999

Gentlemen:

         WorldWide Web NetworX Corporation, a Delaware corporation (the "Company"), proposes to offer for sale to "accredited investors", in a private placement, units ("Units"), each Unit consisting of 66,667 shares (the "Shares") of the Company's common stock, $.001 par value. Such offering and sale are referred to herein as the "Offering." A minimum of 60 Units ("Minimum Offering") and a maximum of 240 Units ("Maximum Offering") will be sold in the Offering at $100,000 per Unit. The Units will be offered pursuant to those terms and conditions acceptable to you as reflected in the Confidential Private Placement Offering Memorandum dated May 26, 1999 (the "Memorandum"). Of the Units, 60 will be offered on a "best efforts - all-or-none" basis and the remaining 180 Units will be offered on a "best efforts" basis. The Maximum Offering may be increased by up to 20 Units at the discretion of the Company and the Placement Agent (as defined below) in the event of over-subscription (the "Over-Allotment Option"). The Units are being offered pursuant to the Memorandum and related documents in accordance with Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") and Regulation D promulgated thereunder.

         D. H. Blair Investment Banking Corp. is sometimes referred to herein as the "Placement Agent." The Memorandum (including the exhibits thereto), as it may be amended from time to time, and the form of proposed subscription agreement between the Company and each subscriber (the "Subscription Agreement") and the exhibits which are part of the Memorandum and/or Subscription Agreement are collectively referred to herein as the "Offering Documents."

         The Company will prepare and deliver to the Placement Agent a reasonable number of copies of the Offering Documents in form and substance satisfactory to counsel to the Placement Agent.

         Each prospective investor subscribing to purchase Units ("Subscriber") will be required to deliver, among other things, a Subscription Agreement and a confidential purchaser questionnaire ("Questionnaire") in the form to be provided to offerees. Capitalized terms used herein, unless otherwise defined or unless the context otherwise indicates, shall have the same meanings provided in the Offering Documents.

         1.       APPOINTMENT OF PLACEMENT AGENT.

                  1.1 You are hereby appointed exclusive Placement Agent of the Company (subject to your right to have Selected Dealers, as defined in Section 1(c) hereof, participate in the Offering) during the Offering Period herein specified for the purposes of assisting the Company in finding qualified Subscribers pursuant to the offering (the "Offering") described in the Offering Documents. The Offering Period shall commence on the day the Offering Documents reasonably acceptable to Blair and its counsel are first made available to you by the Company for delivery in connection with the offering for sale of the Units and shall continue until the earlier to occur of (i) the sale of all of the Maximum Offering or (ii) August 25, 1999 (the "Termination Date"). Notwithstanding the foregoing, if the first closing for the Minimum Offering (the "Initial Closing") does not occur on or prior to June 28, 1999 (the "Benchmark Date"), the Company shall have the right to terminate this Agreement. The Benchmark Date and the Termination Date may be extended for up to 45 days by the mutual consent of the Company and Blair. If the Minimum Offering is not sold by the Benchmark Date, the Offering will be terminated and all funds received from Subscribers will be returned, without interest and without any deduction.

                  1.2 Subject to the performance by the Company of all of its obligations to be performed under this Agreement and to the completeness and accuracy of all representations and warranties of the Company contained in this Agreement, D. H. Blair Investment Banking Corp. hereby accepts such agency and agrees to use its best efforts to assist the Company in finding qualified subscribers pursuant to the Offering described in the Offering Documents. It is understood that the Placement Agent has no commitment to sell the Units. Your agency hereunder is not terminable by the Company except as set forth herein.

                  1.3 You may engage other persons, selected by you in your discretion, that are members in good standing of the National Association of Securities Dealers, Inc., ("NASD") and that have executed a Selected Dealers Agreement substantially in the form attached hereto as Schedule A, to assist you in the Offering (each such person being hereinafter referred to as a "Selected Dealer") and you may allow such persons such part of the compensation and payment of expenses payable to you hereunder as you shall determine. Each Selected Dealer shall be required to agree in writing to comply with the provisions of, and to make the representations, warranties and covenants contained in, this Section 1.

                  1.4 Subscriptions for Units shall be evidenced by the execution by Subscribers of a Subscription Agreement. No Subscription Agreement shall be effective unless and until it is accepted by the Company. Until each closing of the Offering, all subscription funds received shall be held as described in the Subscription Agreement. The Placement Agent shall not have any obligation to independently verify the accuracy or completeness of any information contained in any Subscription Agreement or the authenticity, sufficiency, or validity of any check delivered by any prospective investor in payment for Units.

                  1.5 The Placement Agent and its affiliates may purchase Units sold in the Offering.

         2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Placement Agent and each Selected Dealer, if any, as follows:

                  2.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and corporate authority to own and operate its properties and assets, to carry on its business as now conducted and as proposed to be conducted, to enter into this Agreement, to sell the Shares and to carry out the other transactions described herein and in the Memorandum. The Company is qualified to transact business in each jurisdiction in which the failure to qualify would have a material adverse effect on its business or properties, taken as a whole. Each entity which is either majority-owned or controlled by the Company is duly organized, validly existing and in good standing under the laws of its state of domicile. Each such entity has all requisite power and authority to own and operate its properties and assets, to carry on its business as now conducted and as proposed to be conducted, and to carry out the other transactions described herein and in the Memorandum. Each such entity is qualified to transact business in each jurisdiction in which the failure to qualify would have a material adverse effect on its business or properties, taken as a whole. The Company has delivered to the Placement Agent true, correct and complete copies of the Company's Certificate of Incorporation, as amended, and the By-Laws in effect on the date hereof (collectively, the "Charter Documents").

                  2.2      CAPITALIZATION AND VOTING RIGHTS.

                  (a) As of the date hereof, the authorized capital stock of the Company is 100,000,000 Shares, $.001 par value and 10,000,000 shares of preferred stock, $.01 par value (the "Preferred Stock". On the date of the Initial Closing (the "Initial Closing Date"), the Company will have no shares of Preferred Stock outstanding and no more than 35,000,000 Shares outstanding on a fully-diluted basis, exclusive of (i) shares issuable upon conversion of $3,000,000 of the Company's Series A 6% Cumulative Convertible Debentures (the "Convertible Debentures"), (ii) shares (the "JenCom Shares") to be issued in connection with the acquisition of a 50% interest in JenCom Digital Technologies, LLC (the "JenCom Acquisition") and (iii) up to an additional 13,000,000 shares of Common Stock which may be issued or the Company may agree to issue in connection with acquisitions, mergers or other major corporate transactions.

                  (b) Except as set forth in Schedule 2.2(b) of Exhibit A to this Agreement, there are: (i) no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements pursuant to which the Company is or may become obligated to issue, sell or repurchase any securities of the Company; (ii) no restrictions on the transfer of the Company's capital stock imposed by the Charter Documents or any agreement to which the Company is a party, any order of any court or any governmental agency to which the Company is subject, or any statute other than those imposed by relevant state and federal securities laws; (iii) no cumulative voting or preemptive rights for any of the Company's capital stock; (iv) no registration rights under the Securities Act with respect to the Company's capital stock; (v) no antidilution adjustment provisions or similar rights with respect to the outstanding securities of the Company will be triggered by the issuance of the securities contemplated hereby;
(vi) no voting trusts or agreements, shareholders agreements, pledge agreements, buy-sell, rights of first offer, negotiation or refusal or proxies or similar arrangements relating to any securities of the Company to which the Company is a party and (vii) to the Company's knowledge and belief, no options or other rights to purchase securities from its shareholders granted by such shareholders.

                  2.3 OWNERSHIP OF SECURITIES. Except as set forth in Schedule
2.3 of Exhibit A to this Agreement, the Company has never owned nor does it presently own or control, directly or indirectly, any other corporation, association, or other business entity and has never owned or controlled and does not currently own or control, directly or indirectly, any capital stock or other ownership interest, directly or indirectly, in any corporation, association, partnership, trust, joint venture or other entity.

                  2.4      AUTHORIZATION.

                  (a) All corporate action on the part of the Company and its Board of Directors necessary for the authorization, execution and delivery of this Agreement, the Offering Documents, the Escrow Agreement, the Blair Warrant, the Agent's Warrants and the M/A Agreement (all as defined herein) and the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance and delivery of the Shares to be sold hereunder, has been taken or will be taken prior to the Closing.

                  (b) The issuance, sale and delivery by the Company of the shares of Common Stock issuable upon exercise of the Blair Warrant and the Agent's Warrants (the "Reserved Shares") have been duly authorized by all requisite corporate action of the Company, and the Reserved Shares have been duly reserved for issuance upon exercise of the Blair Warrant and the Agent's Warrants.

                  (c) This Agreement constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors rights). The execution, delivery and performance of this Agreement, the Offering Documents, the Escrow Agreement, the Blair Warrant, the Agent's Warrants and the M/A Agreement and compliance with the provisions hereof and thereof by the Company, will not:

                  (i) violate any provision of applicable law, statute, ordinance, rule or regulation or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body, the violation of which would have a material adverse impact on the business, properties or financial condition of the Company taken as a whole (a "Material Adverse Effect").

                  (ii) conflict with or result in any breach of any of the material terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under (i) any material agreement, document, instrument, contract, understanding, arrangement, note, indenture, mortgage or lease to which the Company is a party or under which the Company or any of its assets is bound or affected; or (ii) the Charter Documents.

                  (iii) result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company.

                  2.5      VALID ISSUANCE OF SHARES.

                  (a) When issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, the Shares will be validly issued and outstanding, fully paid and nonassessable and not subject to any preemptive rights, rights of first refusal or other similar rights imposed by the Company.

                  (b) The outstanding shares of capital stock of the Company are all duly authorized and validly issued, fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws.

                  (c) When issued, sold and delivered in accordance with the terms of the Blair Warrant and the Agent's Warrants for the consideration expressed therein, the Reserved Shares will be validly issued and outstanding, fully paid and nonassessable and not subject to any preemptive rights, rights of first refusal or other similar rights imposed by the Company.

                  2.6 LIABILITIES. Except as set forth in the Balance Sheet (as defined in Section 2.14 hereof) or in Schedule 2.6 of Exhibit A to this Agreement, the Company has not incurred any unpaid indebtedness for money borrowed or any other liabilities, contingent or otherwise, except in the ordinary course of business.

                  2.7 GOVERNMENTAL CONSENTS. Except as set forth in Schedule 2.7 of Exhibit A to this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions described in the Agreement, except for registration or qualification, or taking such action to secure exemption from such registration or qualification, of the Shares under applicable state or federal securities laws, which actions shall be taken, by and at the expense of the Company, on a timely basis as may be required.

                  2.8 LITIGATION. Except as set forth in Schedule 2.8 of Exhibit A to this Agreement, there is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company which questions the validity of this Agreement or the right of the Company to enter into it, or to consummate the transactions described herein, or which reasonably would be expected to have, either individually or in the aggregate, a Material Adverse Effect, or result in any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. To the Company's knowledge, there are no legal actions or investigations pending or threatened involving the employment by or with the Company of any of the Company's current or former employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers or alleging a violation of any federal, state or local statute or common law relationship with the Company. The Company is not a party to any order, writ, injunction, judgment or decree of any court.

                  2.9 EMPLOYEES AND CONSULTANTS. Set forth on Schedule 2.9 of Exhibit A to this Agreement are the five most highly compensated individuals currently employed by and anticipated to be employed by the Company. Except as set forth in Schedule 2.9 of Exhibit A to this Agreement:

                  (a) To the Company's knowledge, none of its employees is obligated under any contract (including licenses, covenants or contracts of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any material contract, covenant or instrument under which any of such employees is now obligated.

                  (b) Each employee of, or consultant to, the Company, who has or is proposed to have access to confidential or proprietary information of the Company, is or will be prior to the Initial Closing, a signatory to, and is bound by, an agreement with the Company relating to noncompetition, nondisclosure, proprietary information and assignment of patent, copyright and other intellectual property rights.

                  (c) To the Company's knowledge, no employee of, or consultant to, the Company is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement including, but not limited to, those matters relating to (i) the relationship of any such employee with the Company or to any other party as a result of the nature of the Company's business as currently conducted, or (ii) unfair competition, trade secrets or proprietary information.

                  2.10 PATENTS AND TRADEMARKS. Except as set forth in Schedule
2.10 of Exhibit A to this Agreement, there are no outstanding options, licenses, or agreements of any kind relating to the Company's patents, service marks, trademarks, copyrights, trade secrets, proprietary rights or other intellectual property (hereinafter collectively the "Intellectual Property"); nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the Intellectual Property of any other person or entity. The Company has not received any written communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the Intellectual Property of any other person or entity. To the Company's knowledge, all of its Intellectual Property was validly obtained and free from any impediments, including but not limited to patent invalidity or unenforceability.

                  2.11 COMPLIANCE WITH OTHER INSTRUMENTS. Except as set forth in
Schedule 2.11 of Exhibit A to this Agreement, the Company is not in violation of or default under its Charter Documents or any indenture, mortgage, contract, material purchase order or other agreement or instrument to which the Company is a party or by which it or its property is bound or affected.

                  2.12     AGREEMENTS; ACTION.

                  (a) Except as set forth in Schedule 2.12 of Exhibit A to this Agreement or in the Memorandum, there are no agreements, understandings, transactions or proposed transactions between the Company and any of its officers, directors, or affiliates, or any affiliate thereof of a nature required to be disclosed pursuant to the provisions of Regulation S-K promulgated under the Securities Act, and none of any such individuals or entities has any interest in any party to any such agreement, understanding, transaction or proposed transaction.

                  (b) Except as set forth in Schedule 2.12 of Exhibit A to this Agreement, the Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) made any loans or advances to any person, other than ordinary advances to employees for travel expenses, or (iii) sold, exchanged or otherwise disposed of any of its assets or rights, other than in the ordinary course of business.

                  (c) The Company has not admitted in writing its inability to pay its debts generally as they become due, filed or consented to the filing against it of a petition in bankruptcy or a petition to take advantage of any insolvency act, made an assignment for the benefit of creditors, consented to the appointment of a receiver for itself or for the whole or any substantial part of its property, or had a petition in bankruptcy filed against it, been adjudicated a bankrupt, or filed a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other laws of the United States or any other jurisdiction.

                  (d) Except as set forth in Schedule 2.12 of Exhibit A to this Agreement, to the Company's knowledge, the Company is in compliance with all obligations, agreements and conditions contained in any evidence of indebtedness or any loan agreement or other contract or agreement (whether or not relating to indebtedness) to which the Company is a party or is subject (collectively, the "Obligations"), the lack of compliance with which could afford to any person the right to (i) accelerate any indebtedness or (ii) terminate any right or agreement of the Company, the termination of which would have a Material Adverse Effect. To the Company's knowledge and belief, all other parties to such Obligations are in compliance with the terms and conditions of such Obligations.

                  2.13 TITLE TO PROPERTY AND ASSETS. Except as set forth in
Schedule 2.13 of Exhibit A to this Agreement, the Company has good and marketable title to all properties and assets, owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are not materially significant or important in relation to the Company's business; all of the material leases and subleases under which the Company is the lessor or sublessor of properties or assets or under which the Company holds properties or assets as lessee or sublessee are in full force and effect, and the Company is not in default in any material respect with respect to any of the terms or provisions of any of such leases or subleases, and no material claim has been asserted by anyone adverse to rights of the Company as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the right of the Company to continued possession of the leased or subleased premises or assets under any such lease or sublease. The Company owns or leases all such properties as are necessary to its operations as now conducted and to be conducted, as presently planned.

                  2.14 FINANCIAL INFORMATION. The Company has delivered to the Placement Agent an audited balance sheet as of September 30, 1998 and an unaudited balance sheet as of March 31, 1999 (collectively, the "Balance Sheet"). Since the date of the Balance Sheet, the Company has conducted its business in the ordinary course, and there has not been any material adverse change in the financial condition or operations of the Company. Except as set forth in the Balance Sheet and in the material agreements listed in Schedule
2.14 of Exhibit A to this Agreement, the Company has no material liabilities, contingent or otherwise. Except for the guaranty of the Company in favor of Artra Group Incorporated ("Artra") dated February 23, 1999, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. The Company maintains and consistently applies and will continue to maintain and consistently apply a standard system of accounting established and administered in accordance with generally accepted accounting principles.

                  2.15 TAX RETURNS, PAYMENTS AND ELECTIONS. Except as set forth on Schedule 2.15 of Exhibit A to this Agreement, the Company has filed all tax returns and reports as required by law, including without limitation, all federal, state and local income, excise or franchise tax returns, payroll tax returns and other tax returns or reports required to be filed by it. These returns and reports are true and correct in all material respects. The Company has paid or made provision for the payment of all accrued and unpaid taxes and other charges to which the Company is subject and which are not currently due and payable. The federal income tax returns of the Company have never been audited by the Internal Revenue Service, and the Company has not agreed to an extension of the statute of limitations with respect to any of its tax years. Neither the Internal Revenue Service nor any other taxing authority is now asserting, nor is threatening to assert, against the Company any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith; nor does such deficiency or claim or basis for such deficiency or claim exist. Except as set forth in Schedule 2.15 of Exhibit A to this Agreement, the Company has not made any elections pursuant to the Code (other than elections which relate solely to methods of accounting, depreciation or amortization) which would have a Material Adverse Effect.

                  2.16     SECURITIES LAWS.

                  (a) The Offering Documents conform in all material respects with the requirements of Regulation D promulgated under the Securities Act and with the requirements of all other published rules and regulations of the Securities and Exchange Commission (the "Commission") currently in effect relating to "private offerings" to "accredited investors" of the type described by the Company.

                  (b) The Offering Documents will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. If at any time prior to the completion of the Offering or other termination of this Agreement any event shall occur as a result of which it might become necessary to amend or supplement the Offering Documents so that they do not include any untrue statement of any material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then existing, not misleading, the Company will promptly notify you and will supply you with amendments or supplements correcting such statement or omission. The Company will also provide the Placement Agent for delivery to all offerees and purchasers and their representatives, if any, any information, documents and instruments which counsel to the Placement Agent deems reasonably necessary to comply with applicable state and federal law.

                  (c) To its knowledge, neither the Company nor anyone acting on its behalf has offered securities of the Company for sale to, or solicited any offers to buy the same from, or sold securities of the Company to, any person or organization, in any case so as to subject the Company, its promoter, directors or officers to any liability under the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any state securities or "blue sky" law (collectively, the "Securities Laws"), or any other applicable laws.

                  2.17 LICENSES AND OTHER RIGHTS; COMPLIANCE WITH LAWS. The Company has all material franchises, permits, licenses and other rights and privileges necessary to permit it to own its properties and to conduct its business as presently conducted and is in compliance in all material respects thereunder. The Company is in compliance in all material respects with all laws and governmental rules and regulations applicable to its business, properties and assets, and to the products and services sold by it, including, without limitation, all such rules, laws and regulations relating to fair employment practices, occupational safety and health and public safety, except where the failure to comply would not have a Material Adverse Effect.

                  2.18 RELIANCE. The Company understands that the foregoing representations and warranties shall be deemed material and to have been relied upon by the Placement Agent. No representation or warranty by the Company in this Agreement, and no written statement contained in any document, certificate or other writing delivered by the Company to the Placement Agent contains any untrue statement of material fact or omits to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

                  2.19 EXEMPTION FROM REGISTRATION. Assuming (i) the accuracy of the information provided by the respective Subscribers in the Subscription Documents and (ii) that the Placement Agent has complied in all material respects with the provisions of Regulation D promulgated under the Securities Act, the offer and sale of the Units pursuant to the terms of this Agreement are exempt from the registration requirements of the Securities Act and the rules and regulations promulgated thereunder (the "Regulations"). The Company is not disqualified from the exemption under Regulation D by virtue of the disqualifications contained in Rule 505(b)(2)(iii) or Rule 507 promulgated thereunder.

                  2.20 BROKERS. Neither the Company nor any of its officers, directors, employees or stockholders has employed any broker or finder in connection with the transactions described in this Agreement other than the Placement Agent.

                  2.21 TITLE TO SECURITIES. When the Shares comprising the Units shall have been delivered to the purchasers and payment shall have been made therefor, the several purchasers shall have good and marketable title to the Shares free and clear of all liens, encumbrances and claims whatsoever (with the exception of claims arising through the acts or omissions of the purchasers and except as arising from applicable Federal and state securities laws), and the Company shall have paid all taxes, if any, in respect of the original issuance thereof.

                  2.22 RIGHT OF FIRST REFUSAL. No person, firm or other business entity is a party to any agreement, contract or understanding, written or oral entitling such party to a right of first refusal with respect to future financings by the Company.

                  2.23 INDEBTEDNESS. Except for (i) the Convertible Debentures,
(ii) up to $1,400,000 of debt which may be incurred in connection with the sale of one of the Company's subsidiaries to a New York Stock Exchange company (the "Sale Debt"), (iii) trade payables in the ordinary course, including equipment leases and Company insurance premiums (collectively, the "Trade Payables"), and
(iv) a $2,000,000 contingent liability (the "Break-Up Fee") which may be owed to Artra, the Company shall not have any outstanding indebtedness on the Initial Closing Date.

         3.       CLOSING; PLACEMENT AND FEES.

                  3.1 CLOSING. Provided the Minimum Offering shall have been subscribed for and funds representing the sale thereof shall have cleared within 30 days of the date the memorandum is delivered to the Placement Agent, the Initial Closing shall take place at the offices of the Placement Agent, 44 Wall Street, New York, New York within five business days following the Termination Date (which date (the "Closing Date") may be accelerated or adjourned by agreement between the Company and the Placement Agent). At the Initial Closing, payment for the Units issued and sold by the Company shall be made against delivery of the Shares comprising such Units in accordance with paragraph 4.14 hereof. In addition, subsequent closings (if applicable) may be scheduled at the discretion of the Company and Placement Agent, each of which shall be deemed a "Closing" hereunder.

                  3.2 CONDITIONS TO PLACEMENT AGENT'S OBLIGATIONS. The obligations of the Placement Agent hereunder will be subject to the accuracy of the representations and warranties of the Company herein contained as of the date hereof and as of each Closing Date, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                  (a) DUE QUALIFICATION OR EXEMPTION. (A) The Offering described in this Agreement will become qualified or be exempt from qualification under the securities laws of the several states pursuant to paragraph 4.4 below not later than the Initial Closing Date, and (B) at the Initial Closing Date no stop order suspending the sale of the Units shall have been issued, and no proceeding for that purpose shall have been initiated or threatened;

                  (b) NO MATERIAL MISSTATEMENTS. Neither the Blue Sky qualification materials nor the Memorandum, nor any supplement thereto, will contain an untrue statement of a material fact, or omit to state a material fact which is required to be stated therein, or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (c) COMPLIANCE WITH AGREEMENTS. The Company will have complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to each Closing;

                  (d) CORPORATE ACTION. The Company will have taken all necessary corporate action, including, without limitation, obtaining the approval of the Company's Board of Directors, for the execution and delivery of this Agreement, the performance by the Company of its obligations hereunder and the offering described herein;

                  (e) OPINION OF COUNSEL. The Placement Agent shall receive the opinion of Michelle Kramish Kain, P.A., dated the Closing(s), substantially to the effect that:

                  (i) each of the Company and each Subsidiary is validly existing and in good standing under the laws of the state of its incorporation, has all requisite corporate power and authority necessary to own or hold its respective properties and conduct its business, and the Company is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or leasing of its properties or conduct of its business requires such qualification, except where the failure to so qualify or be licensed would not have a Material Adverse Effect;

                  (ii) The execution, delivery and performance of each of this Agreement, the Blair Warrant, the Agent's Warrants, the Escrow Agreement, the M/A Agreement and the Subscription Agreements has been duly and validly authorized, executed and delivered by the Company, and is a valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and to general equitable principles;

                  (iii) the authorized, issued and outstanding capital stock of the Company as of the date hereof (before giving effect to the transactions described in this Agreement) is as set forth in the Offering Documents. To such counsel's knowledge, there are no outstanding warrants, options, agreements, convertible securities, preemptive rights or other commitments pursuant to which the Company is, or may become, obligated to issue any shares of its capital stock or other securities of the Company other than as set forth in the Memorandum. All of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable and to such counsel's knowledge have not been issued in violation of the preemptive rights of any securityholder of the Company. The offers and sales of such outstanding securities were either registered under the Securities Act and applicable state securities laws or exempt from such registration requirements. The Shares, the Blair Warrant and the Agent's Warrants have been duly and validly authorized and issued, the Reserved Shares have been duly and validly authorized and reserved for issuance upon exercise of the Blair Warrant and the Agent's Warrants, and the Shares are fully paid and nonassessable;

                  (iv) assuming (i) the accuracy of the information provided by the Subscribers in the Subscription Documents and (ii) that the Placement Agent has complied with the requirements of the provisions of Regulation D promulgated under the Securities Act and the issuance and sale of the Units is exempt from registration under the Securities Act and Regulation D promulgated thereunder;

                  (v) neither the execution and delivery of this Agreement, the Subscription Agreements, the Escrow Agreement, the M/A Agreement, the Blair Warrant or the Agent's Warrants, nor compliance with the terms hereof or thereof, nor the consummation of the transactions herein or therein described, nor the issuance of the Shares or the Agent's Warrants, has, nor will, conflict with, result in a violation of, or constitute a default under the Charter Documents of the Company, or any material contract, instrument or document known to such counsel to which the Company is a party, or by which it or any of its properties is bound or violate any applicable law, rule, regulation, judgment, order or decree known to such counsel of any governmental agency or court having jurisdiction over the Company or any of its properties or business;

                  (vi) there are no claims, actions, suits, investigations or proceedings before or by any arbitrator, court, governmental authority or instrumentality pending or, to such counsel's knowledge, threatened against or affecting the Company or involving the properties of the Company which might have a Material Adverse Effect or which might materially adversely affect the transactions or other acts described in this Agreement or the validity or enforceability of this Agreement, except as set forth in the Offering Documents; and

                  (vii) such counsel has participated in the preparation of the Offering Documents and nothing has come to the attention of such counsel to cause them to have reason to believe that the Offering Documents contained any untrue statement of a material fact required to be stated therein or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading (except for the financial statements, notes thereto and other financial information and statistical data contained therein, as to which such counsel need express no opinion).

                  (f) OFFICERS' CERTIFICATE. The Placement Agent shall receive a certificate of the Company, signed by the Chief Executive Officer and Chief Financial Officer or Secretary thereof, that the representations and warranties contained in Section 2 hereof are true and accurate in all material respects at such Closing with the same effect as though expressly made at such Closing.

                  (g) ESCROW AGREEMENT. On or prior to the Initial Closing Date, the Placement Agent shall receive a copy of a duly executed escrow agreement in the form previously delivered to you regarding the deposit of funds pending the Closing(s) with a bank or trust company acceptable to the Placement Agent (the "Escrow Agreement").

                  (h) LOCK-UP AGREEMENTS. On or prior to the Initial Closing Date, the Placement Agent shall receive agreements from each executive officer and director of the Company and all shareholders beneficially owning in excess of 5% of the issued and outstanding Common Stock of the Company other than PECO Energy Company, Henry Butcher & Co. and the Placement Agent as to the 2,000,000 shares previously purchased by the Placement Agent as of the Initial Closing Date and as of the effective date of the registration statement referred to below to the effect that such stockholder shall not sell, assign or transfer any of their securities of the Company for the period from the date of this Agreement until the later of (i) seven months after the date of the final closing of the Offering (the "Final Closing Date") or (ii) 30 days after the effective date of a registration statement covering the resale of the Shares without the prior written consent of the Placement Agent.

                  (i) CHARTER AMENDMENT. On or prior to the Initial Closing Date, the Company shall have obtained shareholder approval of and filed an amendment to its Certificate of Incorporation authorizing 5,000,000 shares of "blank-check" preferred stock. The Company shall not issue any shares of preferred stock prior to the Final Closing Date without the prior written consent of the Placement Agent, which consent shall not be unreasonably withheld.

                  (j) M/A AGREEMENT. On or prior to the Initial Closing Date, the Placement Agent shall receive a copy of a duly executed agreement in the form previously delivered to you regarding the payment of a finder's fee to the Placement Agent in the event of the completion of certain transactions (the "M/A Agreement").

                  (k) INDEPENDENT DIRECTORS. On or prior to the Initial Closing Date, the Company's Board of Directors shall have at least two non-affiliated members.

                  (l) INSURANCE. On or prior to the Initial Closing Date, the Company shall have in place property and casualty insurance in amounts standard for the industry.

                  (m) BLAIR INVESTMENT FEES. On or prior to the Initial Closing Date, the Placement Agent shall have received the following fees due in connection with its $3,000,000 equity investment in the Company completed in March 1999: (i) a $300,000 placement fee; (ii) a $90,000 non-accountable expense allowance; and (iii) three-year warrants (the "Blair Warrants") to purchase 200,000 shares of Common Stock at an exercise price of $1.80 per share which are substantially identical to the Agent's Warrants.

                  (n) GOOD STANDING CERTIFICATES. The Placement Agent shall receive certificates of good standing from the jurisdiction of incorporation and each jurisdiction in which a qualification to do business is required, dated as of a recent date, for the Company.


                  3.3 PLACEMENT FEE AND EXPENSES. Simultaneously with payment for and delivery of the Units at each Closing, the Company shall at such Closing pay to the Placement Agent (i) a commission equal to 10% of the aggregate purchase price of the Units sold; and (ii) a non-accountable expense allowance equal to 3% of the aggregate purchase price of the Units sold. At the Initial Closing, the Company will reimburse the Placement Agent for up to $25,000 of legal fees incurred by the Placement Agent. The Company shall also pay all expenses in connection with the qualification of the Units under the securities or Blue Sky laws of the states which the Placement Agent shall designate, including legal fees and filing fees. The Company will, at the Initial Closing, issue to you or your designees (which may include any Selected Dealer or any officer of the Placement Agent or a Selected Dealer) (i) three-year warrants (the "Agent's Warrants" to purchase the number of shares of Common Stock equal to 10% of the Shares sold in the Offering (including any exercise of the Over-Allotment Option) at an exercise price of $1.80 per share. The Agent's Warrants shall contain customary anti-dilution protection and demand and piggy-back registration rights as set forth in the Letter of Intent dated March 4, 1999 (the "LOI").


                  3.4 BRING-DOWN OPINIONS AND CERTIFICATES. If there is more than one Closing, then at each such Closing there shall be delivered to the Placement Agent updated opinions and certificates as described in (e) and (f) of
Section 3.2 above, respectively.

                  3.5 NO ADVERSE CHANGES. There shall not have occurred, at any time prior to the Initial Closing or, if applicable, any additional Closing, (i) any domestic or international event, act or occurrence which has materially disrupted, or in the Placement Agent's opinion will in the immediate future materially disrupt, the securities markets; (ii) a general suspension of, or a general limitation on prices for, trading in securities on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market; (iii) any outbreak of major hostilities or other national or international calamity;
(iv) any banking moratorium declared by a state or federal authority; (v) any moratorium declared in foreign exchange trading by major international banks or other persons; (vi) any material interruption in the mail service or other means of communication within the United States; (vii) any material adverse change in the business, properties, assets, results of operations, or financial condition of the Company; or (viii) any change in the market for securities in general or in political, financial, or economic conditions which, in the Placement Agent's reasonable judgment, makes it inadvisable to proceed with the offering, sale, and delivery of the Units.

         4.       COVENANTS OF THE COMPANY.

                  4.1 USE OF PROCEEDS; DEPOSIT OF FUNDS. The net proceeds of the Offering will be used by the Company substantially as set forth in the Memorandum. Other than as specifically set forth in the Memorandum, the Company shall not use any of the proceeds from the Offering to repay any indebtedness of the Company, including but not limited to indebtedness to any current executive officers, directors or principal stockholders of the Company, other than for repayment of the Convertible Debentures, Trade Payables, the Sale Debt and the Break-Up Fee. Pending utilization, the net proceeds will be invested in short-term, investment grade, interest bearing investments, certificates of deposit or guaranteed United States government obligations.

                  4.2 EXPENSES OF OFFERING. The Company shall be responsible for, and shall bear all expenses directly incurred in connection with, the proposed Offering including, but not limited to, legal fees of the Company's counsel relating to the costs of preparing the Offering Documents and all amendments, supplements and exhibits thereto; preparing and delivering all Placement Agent and selling documents, including, but not limited to, the Agency Agreement with the Placement Agent and the blue sky memorandum; Share certificates; blue sky fees, filing fees and the fees and disbursements of counsel in connection with blue sky matters (the "Company Expenses"). Such expenses shall not include the cost of the Placement Agent's mailing, telephone, telegraph, travel, due diligence meetings, or other similar expenses (the "Placement Agent expenses").

         If the Offering is not completed because the Company prevents it or because of a breach by the Company of any material covenants, representation or warranty contained in this Agreement or in paragraphs 4, 7 and 18 of the LOI, the Company shall pay the Placement Agent $630,000. If the Private Placement is not completed because the Placement Agent prevents it (except if such prevention is based upon a breach by the Company of any material covenant, representation or warranty contained herein or in paragraphs 4, 7 and 18 of the LOI), the Company shall not be liable for the Placement Agent expenses. In either event the Company shall remain liable for the Company Expenses. The Placement Agent shall have no liability to the Company for any reason should the Placement Agent choose not to proceed with the Offering described herein.

                  4.3 NOTIFICATION. The Company shall notify the Placement Agent immediately, and in writing, (A) when any event shall have occurred during the period commencing on the date hereof and ending on the later of the last Closing or the Termination Date as a result of which the Offering Documents would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) of the receipt of any notification with respect to the modification, rescission, withdrawal or suspension of the qualification or registration of the Units, or of any exemption from such registration or qualification, in any jurisdiction. The Company will use its best efforts to prevent the issuance of any such modification, rescission, withdrawal or suspension and, if any such modification, rescission, withdrawal or suspension is issued and you so request, to use its best efforts to obtain the lifting thereof as promptly as possible.

                  4.4 BLUE SKY. The Company will use its best efforts to qualify or register the Units for offering and sale under, or establish an exemption from such qualification or registration under, the securities or "blue sky" laws of such jurisdictions as you may reasonably request; provided however, that the Company will not be obligated to qualify as a dealer in securities in any jurisdiction in which it is not so qualified. Neither the Company nor the Placement Agent will offer nor will the Company consummate any sale of Units in any jurisdiction in which it is not so qualified or in any manner in which such sale may not be lawfully made.

                  4.5 FORM D FILING. Counsel to the Placement Agent on behalf of the Company shall file five copies of a Notice of Sales of Securities on Form D with the Commission no later than 15 days after the first sale of the Units. The Company shall file promptly such amendments to such Notices on Form D as shall become necessary and shall also comply with any filing requirement imposed by the laws of any state or jurisdiction in which offers and sales are made. The Company shall furnish the Placement Agent with copies of all such filings.

                  4.6 PRESS RELEASES, ETC. The Company shall not, during the period commencing on the date hereof and ending on the later of the Final Closing Date and the Termination Date, issue any press release or other communication, or hold any press conference with respect to the Company, its financial condition, results of operations, business, properties, assets, or liabilities, or the Offering, without the prior consent of the Placement Agent, which consent shall not be unreasonably withheld.

                  4.7 KEY-MAN INSURANCE. Prior to the Initial Closing Date, the Company shall have obtained a "key-man" life insurance policy in the amount of at least $1,000,000 on the lives of each of Robert Kohn and Michael Norton, which amount shall be increased to $2,000,000 for Robert Kohn upon satisfactory completion of a physical examination. Such policies will be kept in effect for the longer of (i) three years from the Initial Closing Date or (ii) the terms of their respective employment agreements.

                  4.8 EXECUTIVE COMPENSATION. If Robert Kohn remains an executive Officer of the Company, he shall be entitled to receive a base annual salary of $300,000 and a bonus not to exceed $150,000 during the 12-month period following the Final Closing Date. The cash and noncash compensation of each of the other current executive officers of the Company shall not increase more than 20% during the 12-month period from March 4, 1999. If during such period the Company retains additional executive officers, the compensation of such individuals shall be reasonably acceptable to the Placement Agent.

                  4.9 BOARD DESIGNEE. During the three-year period following the Initial Closing Date, the Placement Agent shall have the right, at its option, to appoint one designee to the Company's Board of Directors.

                  4.10 RESTRICTIONS ON ISSUANCE OF SECURITIES. From the date of this Agreement until the Termination Date, the Company will not, without the prior written consent of the Placement Agent, issue additional shares of Common Stock or grant any warrants, options or other securities of the Company other than pursuant to agreements in existence on the date hereof, except for up to an additional 13,000,000 shares of Common Stock which may be issued or the Company may agree to issue in connection with acquisitions, mergers or other major corporate transactions effected prior to the Initial Closing Date. During the three-year period following the Final Closing Date, the Company will not issue any securities pursuant to Regulation S of the Securities Act.

                  4.11 ACCOUNTING FIRM. During the three-year period following the Final Closing Date, the Company shall not effect a change in its accounting firm, other than to a "big five" accounting firm, without the prior written consent of the Chairman or President of the Placement Agent, which consent shall not be unreasonably withheld

                  4.12 REGISTRATION UNDER THE SECURITIES ACT. The Company shall file a registration statement to register the Shares for resale under the Securities Act on or prior to the 10 month anniversary of the Initial Closing Date and use its best efforts to have such registration statement declared effective within one year after the Initial Closing Date on the terms and conditions contained in the Subscription Agreements.

                  4.13 EMPLOYEE OPTIONS. During the period ending 18 months after the Initial Closing Date, the Company shall not, without the prior written consent of the Placement Agent, grant any options to employees having an exercise price less than fair market value on the date of grant.

                  4.14 TRANSMITTAL LETTERS. Within five business days after each Closing, the Placement Agent shall receive copies of all letters from the Company to the investors transmitting the Shares and shall receive a letter from the Company confirming transmittal of the Shares to the investors.

                  5.       INDEMNIFICATION.

                  5.1 The Company agrees to indemnify and hold harmless the Placement Agent and each Selected Dealer, if any, and their respective shareholders, directors, officers, agents and controlling persons (an "Indemnified Party") against any and all loss, liability, claim, damage and expense whatsoever (and all actions in respect thereof), and to reimburse the Placement Agent for reasonable legal fees and related expenses as incurred (including, but not limited to the costs of investigating, preparing or defending any such action or claim whether or not in connection with litigation in which the Placement Agent is a party and the costs of giving testimony or furnishing documents in response to a subpoena or otherwise), arising out of any untrue statement or alleged untrue statement of a material fact contained in the Offering Documents or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  5.2 The Company agrees to indemnify and hold harmless an Indemnified Party to the same extent as the foregoing indemnity, against any and all loss, liability, claim, damage and expense whatsoever directly arising out of the exercise by any person of any right under the Securities Act or the Exchange Act or the securities or Blue Sky laws of any state on account of violations of the representations, warranties or agreements set forth in Section 2 hereof.

                  5.3 Promptly after receipt by a person entitled to indemnification pursuant to the foregoing subsection (a) or (b) (an "indemnified party") under this Section of notice of the commencement of any action, the indemnified party will, if a claim in respect thereof is to be made against the Company under this Section, notify in writing the Company of the commencement thereof; but the omission so to notify the Company will not relieve it from any liability which it may have to the indemnified party otherwise than under this Section except to the extent the defense of the claim is prejudiced. In case any such action is brought against an indemnified party, and it notifies the Company of the commencement thereof, the Company will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, subject to the provisions herein stated, with counsel reasonably satisfactory to the indemnified party, and after notice from the Company to the indemnified party of its election so to assume the defense thereof, the Company will not be liable to the indemnified party under this Section for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation (provided the Company has been advised in writing that such investigation is being undertaken). The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the Company if the Company has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that the fees and expenses of such counsel shall be at the expense of the Company if (i) the employment of such counsel has been specifically authorized in writing by the Company or (ii) the named parties to any such action (including any impleaded parties) include both the indemnified party or parties and the Company and, in the judgment of counsel for the indemnified party, it is advisable for the indemnified party or parties to be represented by separate counsel (in which case the Company shall not have the right to assume the defense of such action on behalf of the indemnified party or parties), it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for the indemnified party or parties. No settlement of any action against an indemnified party shall be made unless such indemnified party is fully and completely released in connection therewith.

                  6.       CONTRIBUTION.

                           To provide for just and equitable contribution, if
(i) an indemnified party makes a claim for indemnification pursuant to Section (5) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, or
(ii) any indemnified or indemnifying party seeks contribution under the Securities Act, the Exchange Act, or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any officer, director, employee or agent for the Company, or any controlling person of the Company), on the one hand, and the Placement Agent and any Selected Dealers (including for this purpose any contribution by or on behalf of an indemnified party), on the other hand, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, in such proportions as are appropriate to reflect the relative benefits received by the Company, on the one hand, and the Placement Agent and the Selected Dealers, on the other hand; provided, however, that if applicable law does not permit such allocation, then other relevant equitable considerations such as the relative fault of the Company and the Placement Agent and the Selected Dealers in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses shall also be considered. In no case shall the Placement Agent or a Selected Dealer be responsible for a portion of the contribution obligation in excess of the compensation received by it pursuant to Section 3 hereof or the Selected Dealer Agreement, as the case may be. No person guilty of a fraudulent misrepresentation shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person, if any, who controls the Placement Agent or a Selected Dealer within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and each officer, director, stockholder, employee and agent of the Placement Agent or a Selected Dealer, shall have the same rights to contribution as the Placement Agent or the Selected Dealer, and each person, if any who controls the Company within the meaning of Section 15 of the Securities Act or
Section 20(a) of the Exchange Act and each officer, director, employee and agent of the Company, shall have the same rights to contribution as the Company, subject in each case to the provisions of this Section 6. Anything in this Section 6 to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 6 is intended to supersede any right to contribution under the Securities Act, the Exchange Act, or otherwise.

                  7.       MISCELLANEOUS.

                  7.1 SURVIVAL. Any termination of the Offering without consummation thereof shall be without obligation on the part of any party except that the indemnification provided in Section 5 hereof and the contribution provided in Section 6 hereof shall survive any termination and shall survive the Closing for a period of two years.

                  7.2 REPRESENTATIONS, WARRANTIES AND COVENANTS TO SURVIVE DELIVERY. The respective representations, warranties, indemnities, agreements, covenants and other statements of the Company as of the date hereof shall survive execution of this Agreement and delivery of the Units and the termination of this Agreement but only to the extent that there has been a sale of any Units.

                  7.3 NO OTHER BENEFICIARIES. This Agreement is intended for the sole and exclusive benefit of the parties hereto and their respective successors and controlling persons, and no other person, firm or corporation shall have any third-party beneficiary or other rights hereunder.

                  7.4 GOVERNING LAW; RESOLUTION OF DISPUTES. This Agreement shall be governed by and construed under the laws of the State of New York (without regard to the conflict of law principles thereof). The Placement Agent and the Company will attempt to settle any claim or controversy arising out of this Agreement through consultation and negotiation in good faith and a spirit of mutual cooperation. Should such attempts fail, then the dispute will be mediated by a mutually acceptable mediator to be chosen by the Placement Agent and the Company within 15 days after written notice from either party demanding mediation. Neither party may unreasonably withhold consent to the selection of a mediator, and the parties will share the costs of the mediation equally. Any dispute which the parties cannot resolve through negotiation or mediation within six months of the date of the initial demand for it by one of the parties may then be submitted to the courts for resolution. Each of the parties irrevocably submits, in such event, to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties agrees to commence any action, suit or proceeding relating hereto in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional purposes, in the Supreme Court of the State of New York. The use of mediation will not be construed under the doctrine of laches, waiver or estoppel to affect adversely the rights of either party.

                  7.5 COUNTERPARTS. This Agreement may be signed in counterparts with the same effect as if both parties had signed one and the same instrument.

                  7.6 NOTICES. Any communications specifically required hereunder to be in writing, if sent to the Placement Agent, will be sent by overnight courier providing a receipt of delivery or by certified or registered mail to it at D. H.. Blair Investment Banking Corp. 44 Wall Street, New York, New York, Att: Jonathan Turkel, Esq., with a copy to Bachner, Tally, Polevoy & Misher LLP, 380 Madison Avenue, New York, New York 10017, Att: Fran Stoller, Esq. and if sent to the Company, will be sent by overnight courier providing a receipt of delivery or by certified or registered mail to it at 12 Springdale Road, Building 11, Cherry Hill, NJ 08003, Att: Robert Kohn, with a copy to Michelle Kramish Kain, Esq.,750 SE Third Avenue, Suite 100, Fort Lauderdale, Florida 33316.

                  7.7 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties with respect to the matters herein referred and supersedes all prior agreements and understandings, written and oral, between the parties with respect to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver or termination is sought.

                  If you find the foregoing is in accordance with our understanding, kindly sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between us.

                                  Very truly yours,

                                  WORLDWIDE WEB NETWORX CORPORATION

                                  By:   //s// Robert D. Kohn
                                        ---------------------------------------
                                        Robert D. Kohn, Chief Executive Officer


Agreed:

D. H. BLAIR INVESTMENT BANKING CORP.

By:      //s// Martin A. Bell
         ---------------------------
         Name:
         Title:

                                    EXHIBIT A

                                 SCHEDULE 2.2(B)

The following sets forth:

(i) outstanding options, warrants, rights (including conversion or preemptive rights) or agreements to issue, sell or repurchase any securities:

         (a) Common Stock Purchase Warrants No. 001 for 100,000 shares issued to Ralph H. Isham dated April 2, 1999, as disclosed in the Offering Documents.

         (b) Common Stock Purchase Warrants No. 001 for 100,000 shares issued to Arnold P. Kling dated April 2, 1999, as disclosed in the Offering Documents.

         (c) $989,500 face amount Series A 6% Cumulative Convertible Debentures dated March 22, 1999, as disclosed in the Offering Documents.

         (d) Issuance of 475,000 shares of Common Stock to Gary Lerman, as disclosed in the Offering Documents.

         (e) Issuance of 135,000 shares of Common Stock to Vision Technologies,Inc. pursuant to the Term Sheet dated July 12, 1999, as disclosed in the Offering Documents.

         (f) Issuance of 2,000,000 shares of Common Stock to KIMG, as disclosed in the Offering Documents.

         (g) Issuance of 4,000,000 shares of Common Stock to Warren Rothstein, as disclosed in the Offering Documents.

         (h) Issuance of 1,000,000 shares of Common Stock to Intrac shareholders pursuant to the Merger Agreement dated as of July 9, 1999, as disclosed in the Offering Documents.

         (i) Issuance of 500,000 shares of Common Stock to New America International, as disclosed in the Offering Documents.

(ii)     restrictions on transfer

(iii)    cumulative voting or preemptive rights:

         The Company's bylaws currently provide for cumulative voting for the election of directors.

(iv)     registration rights:

         (a)      Holders of Debentures (amount to be determined on conversion);
         (b)      D.H. Blair Investment Banking Corp. (2,000,000 shares);
         (c)      Michelle Kramish Kain (150,000 shares);
         (d)      Ralph Isham and Arnold Kling (collectively 200,000 shares);
         (e)      Warren Rothstein (4,000,000 shares).

(v)      anti-dilution adjustment:

         None

(vi) voting trust, shareholders agreements, pledge agreements, buy-sell, rights of first offer, proxies;

         (a) Shareholders Agreement among the Company, Warren Rothstein and ATM Service, Ltd. dated December1, 1998

(vii) options or other rights to purchase securities from its shareholders granted by such shareholders:

         (a) Investment Agreement dated as of July 9, 1999 between A. E. Group and Robert D. Kohn.

                                    EXHIBIT A

                                  SCHEDULE 2.3

(i)      SUBSIDIARIES OF THE COMPANY:

         (a)      Keiretsu Corporation, a Nevada corporation
         (b)      Entrade, Inc., a Pennsylvania corporation
         (c)      Intrac Acquisition Corp., a Delaware corporation
         (d)      EduNext, a division of WorldWide Web Networx
         (e)      Admiral Asset Group, Inc. a New Jersey corporation
         (f) Admiral Mountain Laurel Corporation, a Pennsylvania corporation
         (g)      Entrade.com, Inc., a Pennsylvania corporation
         (h)      Utiliparts.com, a division of Entrade.com, Inc.




(ii) OWNERSHIP IN CORPORATIONS, JOINT VENTURES OR OTHER ENTITY:

         (a)      Keystone Investment Management Group, Inc.
         (b)      Entrade, Inc.
         (c)      JenCom Digital Technologies
         (d)      Assetrade.com, Inc.
         (e)      ATM Service, Ltd.
         (f)      Admiral Asset Group, Inc.
         (i)      EduNext
         (j)      Admiral Mountain Laurel Corporation

                                    EXHIBIT A

                                  SCHEDULE 2.6


Unpaid indebtedness:

(a)      $989,500 in face amount Series A 6% Cumulative Convertible Debentures

                                    EXHIBIT A

                                  SCHEDULE 2.7


                              GOVERNMENTAL CONSENTS

None

                                    EXHIBIT A

                                  SCHEDULE 2.8


                                   LITIGATION

                                      None

                                    EXHIBIT A

                                  SCHEDULE 2.9

FIVE MOST HIGHLY COMPENSATED EMPLOYEES

         1.   Robert D. Kohn    CEO                       $165,000
         2.   Michael Norton    VP, CFO                   $100,000
         3.   Allan Cohen       VP, General Counsel       $100,000
         4.   Laura Kohn        VP                        $ 75,000
         5.   George Perla      Controller                $ 58,000


         (a) Robert D. Kohn, the Company's President and Chief Executive Officer, is a party to an employment agreement with Artra Group Incorporated, as more fully described in the Offering Documents.

                                    EXHIBIT A

                                  SCHEDULE 2.10


         The Company is bound by or a party to options, licenses or agreements with respect to the Intellectual Property of the following pursuant to the terms of the following agreements:


         (a) Agreement between the Company and JenCom Digital Technologies dated February 25, 1999 as amended April 28, 1999

         (b)      Intrac Agreement and Plan of Merger dated July 21, 1999

         (c) Vision Technologies Corporation WorldWide Web Networx Corporation Term Sheet as of July 12, 1999

         (d) Operating Agreement of Keystone WorldWide Networx, L.L.C. dated as of April 5, 1999

         (e) License Agreement between Keiretsu Corporation and Marlene K. Goss dated January 15, 1998

         (f) Memorandum of Terms for Joint Venture Between WorldWide Web Networx and NAI dated July 6, 1999

                                    EXHIBIT A

                                  SCHEDULE 2.12



         (i) As disclosed in the Offering Documents, the Company has declared a contingent right to receive, on a pro-rata basis to the Company's shareholders of record as of April 7, 1999, 25% of the shares of Common Stock that the Company is to receive of Artra Group Incorporated ("Artra") in the event that the merger with Artra is consummated

         (ii) As disclosed in the Offering Documents, the Company has made the following loans and advances:

                  (a)      $900,000 to JenCom Digital Technologies
                  (b)      $1,200,000 to Vision Technologies, Inc.

         (iii) As disclosed in the Offering Documents, the Company entered into a Merger Agreement dated February 23, 1999 and certain related agreements which, if consummated will result in the Company reducing its interest in Entrade, Inc., the Company's wholly owned subsidiary to approximately 15%.

(d) As disclosed in the Offering Documents, the Company is obligated to register the shares of Common Stock issuable upon the conversion of the Debentures. In the event that such shares are not registered in accordance with the terms of the Debentures, the Company may be obligated to pay a penalty fee, the amount of which would not have a Material Adverse Effect.

                                    EXHIBIT A

                                  SCHEDULE 2.13

No matters to be disclosed on this Schedule.

                                    EXHIBIT A

                                  SCHEDULE 2.14

MATERIAL AGREEMENTS:

(a) Merger Agreement and all agreements related thereto among the Company, Artra Group Incorporated, N.A. Acquisition Corp. (n/k/a Entrade, Inc.) dated on or about February 23, 1999.

(b) Agreement between the Company and JenCom Digital Technologies dated February 25, 1999 as Amended April 28, 1999

(c) Memorandum of Terms for Shareholders Agreement for ATM Service, Ltd. dated July 9, 1999

(d) Stock Issuance Agreement dated as of December 1, 1998 between Warren Rothstein and WorldWide Web Networx Corporation, amended by First Amendment to Stock Issuance Agreement dated as of July 9, 1999

(e)      Intrac Agreement and Plan of Merger dated July 21, 1999

(f) Vision Technologies Corporation WorldWide Web Networx Corporation Term Sheet as of July 12, 1999

(g) Operating Agreement of Keystone WorldWide Networx, L.L.C. dated as of April 5, 1999

(h) Memorandum of Terms for Joint Venture Between WorldWide Web Networx and NAI dated July 6, 1999

                                    EXHIBIT A

                                  SCHEDULE 2.15



Keiretsu                  Federal 1997, 1998        New Jersey 1997, 1998
WorldWide Web Networx     Federal 1998              New Jersey 1998